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                                                            EXHIBIT 10.18

                                   MAXCO, INC.

                         1998 EMPLOYEE STOCK OPTION PLAN


                  1. Purpose. This Employee Stock Option Plan (the "Plan") is intended to further the growth and development of Maxco Inc. (the "Company") by affording an opportunity to eligible officers and key employees of the Company and its subsidiaries, as well as nonemployee directors, consultants or advisors, who are in a position to contribute materially to the prosperity of the Company, to purchase shares of its common stock. It is further intended that options issued pursuant to the Plan may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. Stock Offering. The Board of Directors of the Company are authorized to offer and sell stock pursuant to this Plan. The aggregate amount of stock which may be sold and delivered under the Plan, against payment therefor, shall not exceed five hundred thousand (500,000) shares. In the event that any outstanding option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted, the shares of common stock allocable to the unexercised or canceled portion of such Plan may again be subjected to an option under the Plan.

                  3. Designation of Participants and Administration of Plan. The Board of Directors, or not less than two (2) Board Members appointed from time to time by the Board of Directors, shall act as a Committee to administer the Plan.. The employees eligible to participate in the Plan shall be the officers and any other key employees of the Company and its subsidiaries as the Board of Directors may designate. Directors who are not also employees of the Company, consultants and advisors are not eligible to receive incentive stock options, but may be granted nonqualified stock options.

                  4. Unauthorized Employees. In no event shall an incentive stock option be granted to any individual who, immediately before such option is granted, owns (as defined in Section 422 and 425(d) of the Internal Revenue Code of 1986, as amended) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation, unless the option price to such individual is no less than 110% of the fair market value of the stock at the time the option is granted and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

                  5. Effective Date of Plan. The Plan is effective on the date of ratification by a vote of the holders of a majority of the common stock of the Company after adoption by the Board of Directors. The Company shall not be required to issue any stock hereunder, however, until the approvals required by the proper public authorities have been obtained, if any, and the Board of Directors shall have been advised by counsel for the Company that all other applicable legal requirements have been complied with.

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                  6. Termination of Plan. The Plan shall remain in effect until and shall terminate upon the expiration of ten (10) years from the date the Plan is adopted. The Plan may be terminated at an earlier date by action of the Board of Directors. Termination of the Plan shall not affect the rights of beneficiaries under options granted to purchase common stock under the Plan prior to termination or to complete payment for and to receive any pledged shares, and all such options shall continue in force and operation after termination of the Plan, except as they may be terminated in accordance with the terms of the Plan. The Board of Directors of the Company may from time to time suspend or discontinue the Plan with respect to any shares as to which options have not been granted.

                  7. Offering to Designated Beneficiaries. Beneficiaries designated by the committee shall be granted options to purchase stock. Option periods shall be fixed by the committee (subject to the provisions of paragraph
4), but shall not exceed ten (10) years.

                  8. Exercise of Options. Options may be exercised in whole or in part from time to time, but in no event may any option be exercised after ten
(10) years from the date on which such option is granted (subject to the provisions of paragraph 4).

                  9. Option Price. The option price shall be not less than 100% of the fair market value of the stock at the time the option is granted (subject to the provisions of paragraph 4). The fair market value per share shall be the closing price of the common stock on the Over The Counter Market on the day the option is granted, as reported by the National Association of Security Dealers, Automatic Quotation System (NASDAQ), or if no sale of the Company's common stock shall have been made on that day, on the next preceding day on which there was a sale of such stock. If the stock is listed upon an established stock exchange or exchanges, fair market value shall be deemed to be the highest closing price of the common stock on such stock exchange or exchanges on the day the option is granted. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

                  10. Non-Transferability. Beneficiaries' rights under the Plan are wholly personal and no assignment or transfer of a beneficiary's rights and interests in the Plan will be permitted or recognized other than at death. An option is exercisable during the lifetime of the beneficiary to whom the option was granted only by such beneficiary.

                  11. Limit on Annual Eligibility. A participant in the Plan shall not be granted or be entitled to exercise, in any calendar year, incentive stock options on which the aggregate fair market value of the stock (determined at the date the option is granted) exceeds the annual limit established by
Section 422 of the Internal Revenue Code of 1986, as amended.

                  12. Payment. Upon exercise of any option granted hereunder, payment in full shall be made at the time of such exercise for all shares then being purchased; except, however, that the committee may in its discretion permit the issuance of stock upon such plan of partial payment as it deems reasonable.


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                  13. Offset. The Company shall be authorized to apply the
payment of any amount due to it under this Plan, to any compensation or other amount due from the Company or subsidiary to the beneficiary.

                  14. Termination of Employment. In the event that an optionee who has been granted an incentive stock option shall cease to be employed by the Company, his option shall terminate at the expiration of three (3) months from such cessation. If any cessation of employment is due to permanent and total disability the optionee shall have the right to exercise his option at any time within twelve (12) months after leaving employment.

                  15.      Stock Dividends or Recapitalization; Merger or
                           Acquisition.

                  (a) If any stock dividend is declared upon the common stock, or if there is any recapitalization of the Company with respect to its common stock, resulting in a split-up or combination or exchange or shares, the number and kind of shares then subject to options granted to beneficiaries under the Plan shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefore. In the alternative, in the discretion of the committee, the option price may be appropriately adjusted without change in the number of shares subject to such options.

                  (b) Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled. However, a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause every unexercised option outstanding hereunder to terminate unless the surviving corporation specifically agrees that the options shall apply to shares in such surviving corporation or its parent or subsidiary and the difference between the option price and the fair market value of the new option shares immediately following the transaction does not exceed the difference between the option price and the fair market value of the old option shares immediately before the transaction.

                  16. Fractional Shares. No fractional shares of stock shall be issued upon the exercise of any option, and in case a participating beneficiary shall become entitled to any interest in a fractional share, by reason of a stock dividend or otherwise, the Company shall either (a) sell the same and credit the proceeds of the sale to the beneficiary or (b) credit to the beneficiary a cash sum equal to the market value of such fractional share interest on the date when such stock dividend was paid for or such fractional share interest was otherwise created.




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                  17. Administration and Amendment of Plan. The Option Committee
of the Board of Directors shall have the power to interpret the provisions of the Plan, to make regulations, and to formulate administrative provisions for carrying it out, and to make such changes in the Plan and in the regulations and administrative provisions as, from time to time, the committee deems proper and in the best interest of the Company; provided, it may not increase the number of shares authorized for the Plan, nor reduce the option price below the minimum price provided in the Plan. Without limiting the generality of the foregoing, the committee shall have the power in its discretion to make such changes in the Plan as to termination of the options granted to designated beneficiaries as the committee may deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided, further, no change in an option already granted to an beneficiary shall be made without the written consent of the beneficiary concerned. No member of the committee or the Board of Directors shall be liable for any action or determination made in good faith. All actions of the committee shall be final.

                  18. Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the committee shall deem advisable.

                  19. Application of Funds. The proceeds received by the Company from the sale of common stock pursuant to options, except as otherwise provided herein, will be used for general corporate purposes.

                  20.      Indemnification and Exculpation.

                  (a) Each person who is or shall have been a member of the Board of Directors or the Option Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him, in connection with or resulting from any claim, action, suit, or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amount paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.




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                  (b) Each member of the Board, the Option Committee and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board, the Option Committee, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.


Plan adopted by the Board of Directors on July 16, 1998

Plan approved by the Shareholders on August 25, 1998